UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2013
____________________
SPIRIT AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35186 (Commission File Number)	38-1747023 (IRS Employer Identification Number)

2800 Executive Way
Miramar, Florida 33025
(Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: (954) 447-7920
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

On October 1, 2013, Spirit Airlines, Inc. (the “Company”) entered into agreements with each of Pratt & Whitney, a division of United Technologies Corp., and International Aero Engines AG (IAE) for the provision and servicing of engines to power its fleet of Airbus A320-family aircraft.
The agreement with Pratt & Whitney covers provisioning of PW110G-GM engines to power the Company’s order (including direct leased aircraft) for 50 A320neo family aircraft, of which the Company is scheduled to begin taking delivery in 2015. The Company and Pratt & Whitney also entered into a corresponding maintenance service agreement covering 109 engines, including spare engines.
The agreement with IAE covers provisioning of V2500-series engines to power 45 A320ceo family aircraft on order, with deliveries commencing in 2015, and a maintenance service agreement covering up to 96 engines, including spare engines.
As part of the transaction, the Company also amended and restated its existing maintenance service agreement with IAE, which agreement currently covers 147 engines, including spare engines.
The preceding descriptions of the agreements are qualified in their entirety by reference to the full text of the respective agreements, each of which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2013	SPIRIT AIRLINES, INC.

By: /s/ Thomas Canfield
Name:     Thomas Canfield

Title:	Senior Vice President, General Counsel and Secretary